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                                  Exhibit 10.7


                              CONVERSION AGREEMENT

         This Conversion Agreement (the "Agreement") is made as of November 14, 1997 between VDC Corporation Ltd., a Bermuda corporation with its principal executive office at Bermuda Commercial Bank Building, 44 Church Street, Hamilton HM 12 Bermuda ("VDC"), and netValue, Inc., a Delaware Corporation with its principal executive office at One Stamford Landing, Stamford, Connecticut 06901 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company is indebted to VDC for various loans and extensions of credit in the aggregate principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) (the "Debt") as evidenced by a Promissory Note dated January 17, 1997 (the "Note");

         WHEREAS, the Company is indebted to VDC for interest accrued on various loans and extensions of credit through November 14, 1997 in the aggregate amount of $178,301.37 (the "Accrued Interest").

         WHEREAS, in connection with the Company's incurrence of the Debt, it granted to VDC continuing liens on and a security interest in the Collateral (as defined in the Loan Agreement referenced herein) as evidenced by a Loan and Security Agreement, dated January 17, 1997 (the "Loan Agreement");

         WHEREAS, in connection with the Company's incurrence of the Debt, it assigned to VDC all of the Company's rights to and interests in its Patent and Trademark Collateral (as defined in the Assignment Agreements referenced herein, and collectively with the Collateral, the "Property"), as evidenced by a Patent Collateral Assignment and Security Agreement, dated January 17, 1997, and a Trademark Security and Pledge Agreement, dated January 17, 1997 (collectively, the "Assignment Agreements"); and

         WHEREAS, the parties desire to cancel and convert the Debt and the Accrued Interest through November 14, 1997 into equity securities of the Company to be issued to VDC and to release the liens and security interests held by VDC on the Property, all on the terms set forth herein.

         NOW, THEREFORE, with the foregoing background deemed incorporated hereinafter by this reference and hereby made a part hereof, and in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:


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                              I. CONVERSION OF DEBT

         1.1 Simultaneously with the execution hereof (the "Effective Time"), the Debt shall be canceled and converted into 3,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") and the Accrued Interest through November 14, 1997 shall be canceled and converted into 222,877 shares of Common Stock (collectively, the "Shares").

         1.2 At the Effective Time, VDC shall deliver the Notes to the Company for cancellation and, in exchange therefor, the Company shall issue certificates evidencing the Shares.

                              II. RELEASE OF LIENS

         At the Effective Time, all liens held by VDC pursuant to the terms of the Loan Agreements and the Assignment Agreements and the Loan Agreements and the Assignment Agreements themselves shall be terminated. In connection therewith, VDC shall assist the Company in taking all necessary action to release all liens VDC holds against the Property, including, without limitation, filing a Statement-Termination on Form UCC-3 and any necessary forms with the United States Patent and Trademark Office.

                    III. RELEASE FROM INTERCREDITOR AGREEMENT

         In connection with this Agreement, the Company and VDC shall take any and all necessary action to cancel the Intercreditor Agreement between VDC and Golden Eagle Partners ("Golden Eagle"), dated June 17, 1997, including, without limitation, taking all reasonable action to ensure Golden Eagle's execution of the Termination Letter attached hereto as Exhibit B.

                            IV. LOCK-UP OF THE SHARES

         All shares of Common Stock owned by VDC, including those previously issued to VDC by the Company and the 3,000,000 shares that will be issued in conversion of the Debt and the 222,877 shares that will be issued in conversion of the Accrued Interest pursuant to this Conversion Agreement, will be subject to a one year lock-up commencing on the effective date of the registration statement related to the initial public offering of the Company's Common Stock and VDC will take all required actions to accomplish the foregoing.

                                V. MISCELLANEOUS

         5.1 This Agreement shall be governed by Delaware law without regard to principles of conflicts of laws. This Agreement contains the entire agreement between the parties hereto, and may only be modified by a writing signed by both parties.

         5.2 Any notices or consents required or permitted by this Agreement shall be in writing and shall be delivered in person, or by commercial courier against receipt or if sent by certified mail,


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postage prepaid, return receipt requested, to the address for each party written above, unless such address is changed by written notice hereunder.

         5.3 This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

         5.4 Neither this Agreement nor the rights of either party hereunder may be assigned by a party.

         5.5 All of the understandings, agreements, representations, and warranties contained herein are solely for the benefit of the Company and VDC and there are no other parties (other than Golden Eagle in connection with the Intercreditor Agreement) who are intended to be benefited by this Agreement.

         5.6 The headings of any paragraph or section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         5.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument, and may be executed by facsimile.

         IN WITNESS WHEREOF, the parties hereto have duly executed and exchanged this Conversion Agreement as of the date first written above.


                                          NETVALUE, INC.


                                          By: /s/ Michael A. Clark
                                              --------------------------------
                                                 Michael A. Clark
                                                 President



                                          VDC CORPORATION LTD.


                                          By: /s/ Graham Ferguson Lacey
                                              --------------------------------
                                                Graham Ferguson Lacey
                                                President




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